UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 25, 2009

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 776,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries, a midstream natural gas pipeline business with principal operations in Oklahoma.

As previously announced, OG&E signed contracts on July 31, 2008 for approximately 101 megawatts of wind turbine generators and certain related balance of plant engineering, procurement and construction services associated with the OU Spirit wind project in western Oklahoma (“OU Spirit”).  OG&E filed, on July 30, 2009, an application with the Oklahoma Corporation Commission (“OCC”) requesting pre-approval to recover from Oklahoma customers the cost to construct OU Spirit at a cost of approximately $265.8 million.  On October 15, 2009, all parties to this case signed a settlement agreement (the “Settlement Agreement”) that would provide pre-approval of OU Spirit and authorize OG&E to begin recovering the costs of OU Spirit through a rider mechanism as the 44 turbines were placed into service in November and December 2009 and began delivering electricity to OG&E’s customers.  The rider will be in effect until OU Spirit is added to OG&E’s regulated rate base as part of OG&E’s next general rate case, which is expected to be based on a 2010 test year and completed in 2011, at which time the rider will cease. The Settlement Agreement also assigns to OG&E’s customers the proceeds from the sale of OU Spirit renewable energy credits to the University of Oklahoma.  The Settlement Agreement permits the recovery of up to $270 million of eligible construction costs, including recovery of the costs of the conservation project for the lesser prairie chicken, which OG&E supported as part of the continued development of Oklahoma’s wind resources.  Costs in excess of $270 million, if any, will be eligible for recovery in OG&E’s next general rate case, which is expected to be completed in 2011.  The net impact on the average residential customer’s 2010 electric bill is estimated to be approximately 90 cents per month, decreasing to 80 cents per month in 2011.  On November 25, 2009, the Company issued a press release announcing that the OCC approved the Settlement Agreement in this case.  A copy of the Company’s press release announcing the approval of the Settlement Agreement is attached as Exhibit 99.01 and incorporated herein by reference.  Also, a copy of the OCC order is attached as Exhibit 99.02 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

	Exhibit Number	Description

	99.01	Press release dated November 25, 2009, announcing OG&E’s ‘OU Spirit’ wind farm agreement approved by OCC.
	99.02	Copy of OCC Order dated November 25, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

December 2, 2009